Exhibit 99.1

Semrush Announces Fourth Quarter and Full Year 2024 Financial Results
•SaaS industry veteran and Semrush Director William (Bill) R. Wagner to become CEO
•Co-Founder Oleg Shchegolev, CEO for over 16 years, to focus exclusively on product innovation and AI as new CTO
•Fourth quarter revenue of $102.6 million, up 23% year-over-year
•Full year revenue of $376.8 million, up 22% year-over-year
•Achieved ARR of $411.6 million, up 22% year-over-year
•Net cash provided by operating activities of $11.9 million in Q4 and $47.0 million for 2024
February 26, 2025 — BOSTON — (BUSINESS WIRE) — Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the fourth quarter and full year ended December 31, 2024.
Announced today, William (Bill) R. Wagner, has been named Chief Executive Officer (“CEO”) of Semrush, effective March 10, 2025. Oleg Shchegolev, Co-Founder and current Chief Executive Officer, will assume the role of Chief Technology Officer (“CTO”).
A SaaS industry veteran with over 30 years in the technology sector, Mr. Wagner has served as a member of the Semrush Board of Directors (the “Board”) since September 2022. He was previously president and CEO of GoTo Group, formerly known as LogMeIn, Inc., a global SaaS company and pioneer in remote work and support technology. During his time at LogMeIn, the company grew from less than $200 million to well over one billion in revenue before going private in 2020. Before LogMeIn, Mr. Wagner held COO and CMO roles at Vocus and Fiberlink, respectively, after beginning his career at AT&T.
“I am excited to step into the CEO role and partner with Oleg and the team as Semrush continues to bring its fully-integrated, AI-powered digital marketing platform to organizations of all sizes," said Mr. Wagner. "As a Board member over the last several years, I've had a chance to get to know Oleg and the entire Semrush leadership team while also having a seat at the table as the Company developed its strategies, pushed into AI, and recently introduced an enterprise product that has already found early traction in the market. As a successful entrepreneur, Oleg's passion has always been developing cutting-edge technology to help marketers, and I'm thrilled to work alongside him to continue growing the business and accelerating our innovation."
“Bill has been one of my closest advisors since joining the Board nearly three years ago, and I’ve had the pleasure of collaborating with him as we’ve built out the leadership team, grown the Company, and become more profitable,” said Oleg Shchegolev, Co-Founder and current CEO of Semrush. “He has deep experience scaling software companies through both product-led growth and enterprise sales motions, and I’m confident he is the right person to drive the next phase of growth at Semrush. This move also allows me to focus 100% of my time on my passion to leverage AI, drive innovation and expand our product offerings.”

“The Board believes we have created the strongest and most experienced SaaS leadership team, with the powerful combination of Bill and Oleg, to accelerate Semrush’s growth. By leveraging Oleg’s passion for innovation combined with Bill’s expertise at scaling SaaS companies, we have the ultimate win for the company, customers and importantly, shareholders,” said Mark Vranesh, Chairman of the Board.
Fourth Quarter and Full Year 2024 Financial Highlights
•Fourth quarter revenue of $102.6 million, up 23% year-over-year and full year 2024 revenue of $376.8 million, up 22% year-over-year.
•Income from operations of $1.7 million for the fourth quarter and income from operations of $8.3 million for the full year.
•Fourth quarter operating margin of 1.7% and full year operating margin of 2.2%.
•Non-GAAP income from operations of $11.8 million for the fourth quarter, compared to non-GAAP income from operations of $8.3 million in the prior year period.
•Non-GAAP income from operations of $45.8 million for the full year 2024, compared to non-GAAP income from operations of $11.6 million for the full year 2023.
•Non-GAAP operating margin of 11.5% for the fourth quarter and full year non-GAAP operating margin of 12.2%.
•Q4 free cash flow of $9.5 million and free cash flow margin of 9.3%.
•ARR of $411.6 million as of December 31, 2024, up 22% year-over-year.
•Approximately 117,000 paying customers as of December 31, 2024, up 8% from a year ago.
•Dollar-based net revenue retention of 106% as of December 31, 2024.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP income from operations, non-GAAP operating margin, free cash flow, and free cash flow margin, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.
Fourth Quarter 2024 Business Highlights
We remain committed to empowering our customers with a best-in-class platform designed to boost their online presence and gain an edge in the market. In the fourth quarter, we advanced and expanded many of our offerings:
•Semrush Enterprise SEO Solution is receiving strong demand; ending the year with over $9 million in ARR across 144 enterprise customers.
•Continued investments in Generative AI to provide enhanced, more efficient content creation and marketing capabilities through Semrush’s platform and App Center:
◦Added AI Social Assistant, a solution that streamlines the content curation process for businesses, helping them build a social media following and grow their brand presence.
◦Introduced AI Strategic Market Insights, a solution that automates and simplifies the market research process for customers, enabling quicker and more informed strategic decision-making.

◦Released Video SEO Builder, a solution that leverages AI video generation and a planning dashboard to help marketers plan, schedule, and execute long-term video SEO strategies.
•Semrush customers who pay more than $10,000 annually grew by 40% year-over-year.
•Ended the year with over 1.0 million registered free active customers.
“Our strong business momentum continued throughout the year, ending the fourth quarter exceeding our guidance and delivering revenue growth of 23% and ARR growth of 22% year-over-year. We reported an impressive fourth quarter in SEO Enterprise sales, closing over 40 deals in December alone and more SEO Enterprise deals in Q4, than the rest of the year combined,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.
“We delivered a solid fourth quarter across the board - overachieving on our top line growth and profitability, advancing our strategic priorities and positioning Semrush for our next phase of growth,” said Brian Mulroy, CFO of Semrush. “Our strong revenue performance was driven by an expansion of our average revenue per customer as we continue to execute on our cross-sell and up-sell strategy, and in particular, we saw accelerated adoption during the quarter of our enterprise SEO solution. We continued to improve our profitability and delivered positive non-GAAP operating income of $11.8 million, resulting in a non-GAAP operating margin of 11.5%, up 150 basis points year-over-year, and cash flow from operations of $11.9 million. Looking ahead, we are confident about our ability to drive growth, profitability and free cash flow generation in 2025.”
Based on information as of today, February 26, 2025, we are issuing the following financial guidance:
First Quarter 2025 Financial Outlook
•For the first quarter, we expect revenue in a range of $103.9 million to $104.7 million, which at the mid-point would represent growth of approximately 22% year-over-year.
•We expect first quarter non-GAAP operating margin to be approximately 11%.
Full-Year 2025 Financial Outlook
•For the full year, we expect revenue in a range of $448 to $453 million, which represents growth of approximately 20% year-over-year at the mid-point.
•We expect a full year non-GAAP operating margin of approximately 12%.
•We expect the full year free cash flow margin to be approximately 12%.
Reconciliations of non-GAAP operating margin and free cash flow margin guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Thursday, February 27th, 2025
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Eugene Levin, President, Brian Mulroy, CFO and Bill Wagner, Board Member

Conference ID: 448113
Participant Toll Free Dial-In Number: +1 833 470 1428
Participant International Dial-In Number: +1 929 526 1599
Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, advertising, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush is headquartered in Boston and has offices in Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the first quarter and full year of 2025 (including revenue, non-GAAP operating margin, and free cash flow margin); statements about future changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the SEC, including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
Annual Recurring Revenue (ARR) is defined as the total subscription revenue as of a given date that we expect to contractually receive over the subsequent 12 months from customers on an annualized basis, assuming no increases, reductions or cancellations.
This ARR definition has been updated to simplify the explanation of our calculation around the treatment of monthly and longer-term contracts, and to be more consistent with other SaaS businesses, which we believe improves the ability for investors to compare our metric against other businesses. Additionally, our definition has been updated to note that we do not assume there will be any increases, reductions, or cancellations. Given our efforts to retain and win back customers, and our belief that we will be successful in many of those retention efforts, we believe the updated definition is more accurate. We are not recasting ARR results to conform ARR under the prior definition to the updated definition as there is no variance between the two definitions for the periods presented.
Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.

Non-GAAP income (loss) from operations, and non-GAAP operating margin. As described above, we have updated our definitions for non-GAAP income (loss) from operations and have introduced non-GAAP operating margin; the updated definitions, which apply to our guidance for the fourth quarter and full year 2024, are as follows. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022). We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.
Stock-based compensation.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets.
Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.
Restructuring and other costs.
Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, relocation expenses associated with the migration of employees in 2022 that occurred throughout 2022 and early 2023, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.
Acquisition-related costs.
In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended December 31,		Fiscal Year ended December 31,
	2024	2023	2024	2023
Revenue	$102,642	$83,394	$376,815	$307,675
Cost of revenue ¹	18,812	13,684	65,477	52,327
Gross profit	83,830	69,710	311,338	255,348
Operating expenses
Sales and marketing ¹	39,730	31,044	144,340	126,871
Research and development ¹	21,305	15,371	80,080	57,442
General and administrative ¹	21,054	20,613	78,610	77,410
Exit Costs	—	—	—	1,292
Total operating expenses	82,089	67,028	303,030	263,015
Income (loss) from operations	1,741	2,682	8,308	(7,667)
Other income, net	2,927	5,585	12,094	12,313
Income before income taxes	4,668	8,267	20,402	4,646
Provision for income taxes	1,375	1,393	13,027	3,696
Net income	3,293	6,874	7,375	950
Net loss attributable to noncontrolling interest in consolidated subsidiaries	(52)	—	(861)	—
Net income attributable to Semrush Holdings, Inc.	$3,345	$6,874	$8,236	$950

Net income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—basic:	$0.02	$0.05	$0.06	$0.01
Net income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—diluted:	$0.02	$0.05	$0.06	$0.01

Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders—basic:	146,763	143,620	145,865	142,593
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders—diluted:	149,483	146,889	148,862	146,065

¹ includes stock-based compensation expense as follows:
	Three months ended December 31,		Fiscal Year ended December 31,
	2024	2023	2024	2023
Cost of revenue	$70	$48	$239	$130
Sales and marketing	1,535	887	4,742	3,077
Research and development	2,192	749	5,906	2,213
General and administrative	4,346	2,889	17,112	9,917
Total stock-based compensation	$8,143	$4,573	$27,999	$15,337

The following table sets forth a reconciliation of our income from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin (percentage amounts may not sum due to rounding):

	Three months ended December 31,				Fiscal Year ended December 31,
	2024		2023		2024		2023
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Income (loss) from operations	$1,741	2%	$2,682	3%	$8,308	2%	$(7,667)	(2)%
Stock-based compensation	8,143	8%	4,574	5%	27,999	7%	15,337	5%
Amortization of acquired intangibles	1,384	1%	680	1%	4,346	1%	2,307	1%
Restructuring and other costs	(101)	—%	—	—%	2,230	1%	1,292	—%
Acquisition-related costs	652	1%	372	—%	2,917	1%	372	—%
Non-GAAP income from operations	$11,819	12%	$8,308	10%	$45,800	12%	$11,641	4%

The following table sets forth a reconciliation of our net cash provided by operating activities to free cash flow (percentage amounts may not sum due to rounding):

	Three months ended December 31,				Fiscal Year ended December 31,
	2024		2023		2024		2023
Reconciliation of Free cash flow	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net cash provided by operating activities	$11,933	11.6%	$11,553	13.9%	$46,996	12.5%	$7,986	2.6%
Purchases of property and equipment	(391)	(0.4)%	(1,421)	(1.7)%	(3,802)	(1.0)%	(2,486)	(0.8)%
Capitalization of internal-use software costs	(2,020)	(2.0)%	(1,252)	(1.5)%	(7,862)	(2.1)%	(5,165)	(1.7)%
Free cash flow	$9,522	9.3%	$8,880	10.6%	$35,332	9.4%	$335	0.1%

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$48,875	$58,848
Short-term investments	186,693	179,721
Accounts receivable	8,955	7,897
Deferred contract costs, current portion	10,044	9,074
Prepaid expenses and other current assets	21,617	10,014
Total current assets	276,184	265,554
Property and equipment, net	6,534	6,686
Operating lease right-of-use assets	11,126	14,069
Intangible assets, net	32,055	16,083
Goodwill	56,139	24,879
Deferred contract costs, net of current portion	3,080	3,586
Other long-term assets	5,825	633
Total assets	$390,943	$331,490
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$10,463	$9,187
Accrued expenses	20,216	19,891
Deferred revenue	71,827	58,310
Current portion of operating lease liabilities	4,669	4,274
Other current liabilities	6,913	2,817
Total current liabilities	114,088	94,479
Deferred revenue, net of current portion	235	331
Deferred tax liability	1,621	839
Operating lease liabilities, net of current portion	7,602	10,331
Other long-term liabilities	1,045	1,195
Total liabilities	124,591	107,175
Stockholders' equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	322,586	291,898
Accumulated other comprehensive loss	(2,221)	(752)
Accumulated deficit	(63,762)	(71,998)
Total stockholders' equity attributable to Semrush Holdings, Inc.	256,604	219,149
Noncontrolling interest in consolidated subsidiaries	$9,748	$5,166
Total stockholders’ equity	266,352	224,315
Total liabilities and stockholders' equity	$390,943	$331,490

Semrush Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended December 31,
	2024	2023
Operating Activities
Net income	$7,375	$950
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	10,068	6,790
Amortization of deferred contract costs	12,451	10,379
Amortization (accretion) of premiums and discounts on investments	(3,270)	(6,067)
Non-cash lease expense	4,570	3,940
Stock-based compensation expense	27,999	15,337
Non-cash interest expense	—	209
Change in fair value included in other income, net	(1,114)	(3,552)
Deferred taxes	(1,094)	301
Intangible asset impairment expense	511	122
Other non-cash items	978	858
Changes in operating assets and liabilities
Accounts receivable	708	(3,789)
Deferred contract costs	(12,915)	(13,982)
Prepaid expenses and other current assets	(4,786)	(2,347)
Accounts payable	450	(7,394)
Accrued expenses	1,384	1,627
Other current liabilities	(507)	(238)
Deferred revenue	8,479	8,755
Other long-term liabilities	91	—
Change in operating lease liability	(4,382)	(3,913)
Net cash provided by operating activities	46,996	7,986
Investing Activities
Purchases of property and equipment	(3,802)	(2,486)
Capitalization of internal-use software costs	(7,862)	(5,165)
Purchases of short-term investments	(151,170)	(257,516)
Proceeds from sales and maturities of short-term investments	147,500	241,641
Purchases of convertible debt securities	(3,650)	(326)
Funding of investment loan receivables	(7,757)	—
Cash paid for acquisition of assets and businesses, net of cash acquired	(25,902)	(5,066)
Purchase of noncontrolling interest	(5,383)	—
Purchases of other investments	(196)	(150)
Net cash used in investing activities	(58,222)	(29,068)
Financing Activities
Proceeds from exercise of stock options	4,118	2,240
Proceeds from issuance of shares in connection with Employee Stock Purchase Plan	—	264
Repayment of acquired debt	(1,618)	—
Payment of finance leases	(630)	(2,523)
Net cash provided by (used in) financing activities	1,870	(19)
Effect of exchange rate changes on cash and cash equivalents	(432)	184
Decrease in cash, cash equivalents and restricted cash	(9,788)	(20,917)
Cash, cash equivalents and restricted cash, beginning of period	58,848	79,765
Cash, cash equivalents and restricted cash, end of period	$49,060	$58,848

INVESTOR
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

MEDIA
Jena Sullivan
Senior Public Relations Manager
Semrush Holdings, Inc.
jena.sullivan@semrush.com